Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$4,041,200
Unrealized Gain (Loss) on Market Value of Futures	(1,618,620)
Dividend Income	23,459
Interest Income	92,995
ETF Transaction Fees	350
Total Income (Loss)	$2,539,384

Expenses
General Partner Management Fees	$50,054
Professional Fees	11,877
Brokerage Commissions	8,164
Non-interested Directors' Fees and Expenses	1,076
Prepaid Insurance Expense	711
Total Expenses	71,882
Expense Waiver	(11,817)
Net Expenses	$60,065
Net Income (Loss)	$2,479,319

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/19	$77,886,209
Withdrawals (200,000 Shares)	(3,893,022)
Net Income (Loss)	2,479,319

Net Asset Value End of Month	$76,472,506
Net Asset Value Per Share (4,050,000 Shares)	$18.88

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596